Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 20, 2019, by and among (i) Bandelier Pipeline Holding, LLC, Callon (Eagle Ford) LLC, Callon (Marcellus) LLC, Callon (Marcellus) WV LLC, Callon (Niobrara) LLC, Callon (Permian) LLC, Callon (Permian) Minerals LLC, Callon (Utica) LLC, Callon Marcellus Holding Inc., CLLR, Inc., Hondo Pipeline, Inc. and Mescalero Pipeline, LLC (each, a “Guaranteeing Subsidiary”), each of which is a subsidiary of Callon Petroleum Company, a Delaware corporation (the “Company”), (ii) the Company, (iii) the other Guarantors (as defined in the Indenture referred to below) and (iv) U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 3, 2016 (the “Indenture”), providing for the issuance of 6.125% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder or other owner of any Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CALLON PETROLEUM COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President and Chief Executive Officer

CALLON PETROLEUM OPERATING COMPANY

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President and Chief Executive Officer

BANDELIER PIPELINE HOLDING, LLC
CALLON (EAGLE FORD) LLC f/k/a Carrizo (Eagle Ford) LLC
CALLON (MARCELLUS) LLC f/k/a Carrizo (Marcellus) LLC
CALLON (MARCELLUS) WV LLC f/k/a Carrizo (Marcellus) WV LLC
CALLON (NIOBRARA) LLC f/k/a Carrizo (Niobrara) LLC
CALLON (PERMIAN) LLC f/k/a Carrizo (Permian) LLC
CALLON (PERMIAN) MINERALS LLC f/k/a Carrizo (Permian) Minerals LLC
CALLON (UTICA) LLC f/k/a Carrizo (Utica) LLC
CALLON MARCELLUS HOLDING INC. f/k/a Carrizo Marcellus Holding Inc.
CLLR, INC.
HONDO PIPELINE, INC.
MESCALERO PIPELINE, LLC, as Guaranteeing Subsidiaries

By:	/s/ Joseph C. Gatto, Jr.
Name:	Joseph C. Gatto, Jr.
Title:	President and Chief Executive Officer

Signature Page to Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Authorized Signatory

Signature Page to Supplemental Indenture